                                                                    Exhibit 2.1







                          AGREEMENT AND PLAN OF MERGER


                                      AMONG


                STUDENT ADVANTAGE, INC., SA ACQUISITION I, INC.,
                           UNIVERSITY NETCASTING, INC.

                                       AND

                      THE STOCKHOLDERS LISTED ON SCHEDULE I




                                  May 7, 1999

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I THE MERGER..........................................................1
         1.1      The Merger..................................................1
         1.2      The Closing.................................................1
         1.3      Actions at the Closing......................................1
         1.4      Additional Action...........................................2
         1.5      Conversion of Shares........................................2
         1.6      Dissenting Shares...........................................4
         1.7      Fractional Shares...........................................5
         1.8      Escrow......................................................5
         1.9      Certificate of Incorporation and By-laws....................6
         1.10     No Further Rights...........................................6
         1.11     Closing of Transfer Books...................................6
         1.12     Tax and Accounting Consequences.............................6
         1.13     Lock-up Period..............................................6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................7
         2.1      Organization, Qualification and Corporate Power.............8
         2.2      Capitalization..............................................8
         2.3      Authorization of Transaction................................9
         2.4      Noncontravention............................................9
         2.5      Subsidiaries...............................................10
         2.6      Financial Statements.......................................11
         2.7      Absence of Certain Changes.................................11
         2.8      Undisclosed Liabilities....................................11
         2.9      Tax Matters................................................12
         2.10     Assets.....................................................13
         2.11     Owned Real Property........................................14
         2.12     Real Property Leases.......................................15
         2.13     Intellectual Property......................................16
         2.14     Inventory..................................................18
         2.15     Contracts..................................................19
         2.16     Accounts Receivable........................................20
         2.17     Powers of Attorney.........................................20
         2.18     Insurance..................................................20
         2.19     Litigation.................................................20
         2.20     Product Warranty...........................................21
         2.21     Employees..................................................21
         2.22     Employee Benefits..........................................21
         2.23     Environmental Matters......................................24
         2.24     Legal Compliance...........................................25

                                                                            Page
                                                                            ----

         2.25     Customers and Suppliers....................................26
         2.26     Permits....................................................26
         2.27     Certain Business Relationships With Affiliates.............26
         2.28     Brokers' Fees..............................................26
         2.29     Books and Records..........................................26
         2.30     Government Contracts.......................................27
         2.31     Pooling....................................................27

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE BUYER
         AND THE TRANSITORY SUBSIDIARY.......................................28
         3.1      Organization, Qualification and Corporate Power............28
         3.2      Capitalization.............................................28
         3.3      Authorization of Transaction...............................28
         3.4      Noncontravention...........................................29
         3.5      Reports and Financial Statements...........................29
         3.6      Absence of Certain Changes.................................30
         3.7      Litigation.................................................30
         3.8      Pooling....................................................30
         3.9      Interim Operations of the Transitory Subsidiary............30
         3.10     Brokers' Fees..............................................30

ARTICLE IV COVENANTS.........................................................30
         4.1      Closing Efforts............................................30
         4.2      Governmental and Third-Party Notices and Consents..........31
         4.3      Stockholder Approval.......................................31
         4.4      Operation of Business......................................32
         4.5      Access to Information......................................34
         4.6      Exclusivity................................................35
         4.7      Expenses...................................................35
         4.8      Indemnification............................................35
         4.9      Agreements from Certain Affiliates of the Company..........36
         4.10     Loan from Buyer............................................36
         4.11     Certain Benefit Plans......................................36
         4.12     Stock Issuance by Buyer....................................36
         4.13     Exercise of Option.........................................37

                                                                            Page
                                                                            ----

ARTICLE V CONDITIONS TO CONSUMMATION OF MERGER...............................37
         5.1      Conditions to Each Party's Obligations.....................37
         5.2      Conditions to Obligations of the Buyer and the
                  Transitory Subsidiary......................................37
         5.3      Conditions to Obligations of the Company...................39

ARTICLE VI INDEMNIFICATION...................................................40
         6.1      Indemnification by the Company Stockholders................40
         6.2      Indemnification by the Buyer...............................41
         6.3      Indemnification Claims.....................................41
         6.4      Survival of Representations and Warranties.................44
         6.5      Limitations................................................45

ARTICLE VII REGISTRATION RIGHTS..............................................46
         7.1      Registration of Shares.....................................46
         7.2      Limitations on Registration Rights.........................46
         7.3      Registration Procedures....................................47
         7.4      Requirements of Company Stockholders.......................48
         7.5      Indemnification............................................48
         7.6      Assignment of Rights.......................................49

ARTICLE VIII TERMINATION.....................................................49
         8.1      Termination of Agreement...................................49
         8.2      Effect of Termination......................................50

ARTICLE IX DEFINITIONS.......................................................50

ARTICLE X MISCELLANEOUS......................................................52
         10.1     Press Releases and Announcements...........................52
         10.2     No Third Party Beneficiaries...............................52
         10.3     Entire Agreement...........................................52
         10.4     Succession and Assignment..................................53
         10.5     Counterparts...............................................53
         10.6     Headings...................................................53
         10.7     Notices....................................................53
         10.8     Governing Law..............................................54
         10.9     Amendments and Waivers.....................................54
         10.10    Severability...............................................54
         10.11    Submission to Jurisdiction.................................54

                                                                            Page
                                                                            ----

         10.12    Construction...............................................55


Exhibit A -       Escrow Agreement

Exhibit B -       Affiliate Agreement

Exhibit C -       Investment Representation Letter

Exhibit D -       Opinion of Counsel to the Company

Exhibit E -       Employment Agreement

Exhibit F -       Opinion of Counsel to the Buyer and the Transitory Subsidiary

Exhibit G -       Voting Agreement and Proxy

Exhibit H -       Lock-up Agreement

Exhibit  I -      Promissory Note

                          AGREEMENT AND PLAN OF MERGER

         Agreement entered into as of May 7, 1999 by and among Student Advantage, Inc., a Delaware corporation (the "Buyer"), SA Acquisition I, Inc., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), and University Netcasting, Inc., a Delaware corporation (the "Company"). The Buyer, the Transitory Subsidiary and the Company are referred to collectively herein as the "Parties."

         This Agreement contemplates a merger of the Transitory Subsidiary into the Company. In such merger, the stockholders of the Company will receive common stock of the Buyer in exchange for their capital stock of the Company.

         Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.

                                    ARTICLE I

                                   THE MERGER

         1.1 THE MERGER. Upon and subject to the terms and conditions of this Agreement, the Transitory Subsidiary shall merge with and into the Company (with such merger referred to herein as the "Merger") at the Effective Time (as defined below). From and after the Effective Time, the separate corporate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The "Effective Time" shall be the time at which the Surviving Corporation files a certificate of merger or other appropriate documents prepared and executed in accordance with Section 251(c) of the Delaware General Corporation Law (the "Certificate of Merger") with the Secretary of State of the State of Delaware. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law.

         1.2 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hale and Dorr LLP in Boston, Massachusetts, commencing at 9:00 a.m. local time on the earlier of one day after the effective date of the Buyer's initial public offering or July 15, 1999 (provided, however, that the Closing is not dependent upon the effectiveness of the Buyer's initial public offering), or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable (and in any event not later than three business days) after the satisfaction or waiver of all conditions (excluding the delivery of any documents to be delivered at the Closing by any of the Parties) set forth in Article V hereof (the "Closing Date").

         1.3 ACTIONS AT THE CLOSING. At the Closing, (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.2, (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3, (c) the Surviving Corporation shall file with the Secretary of State of the State of Delaware the Certificate of Merger, (d) each of the stockholders of record of the Company immediately prior to the Effective Time (the "Company Stockholders") shall deliver to the Buyer the certificate(s) representing his, her or its Company Shares (as defined below), and (e) the Buyer, G. Bradford Jones and E. Bertram Ellis (the "Indemnification Representatives") and an escrow agent to be named by the Buyer and acceptable to the Company (the "Escrow Agent") shall execute and deliver the Escrow Agreement attached hereto as EXHIBIT A (the "Escrow Agreement") and the Buyer shall deliver to the Escrow Agent a certificate for the Escrow Shares (as defined below) being placed in escrow on the Closing Date pursuant to Section 1.8.

         1.4 ADDITIONAL ACTION. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

         1.5 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holder of any of the following securities:

                  (a) Each share of common stock, $.01 par value per share, of the Company ("Common Shares") issued and outstanding immediately prior to the Effective Time (other than Common Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares (as defined below) and Common Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.8) such number of shares of common stock, $.01 par value per share, of the Buyer ("Buyer Common Stock") determined in accordance with subsection (d) of this Section 1.5.

                  (b) Each share of Series A Preferred Stock, $.01 par value per share, of the Company ("Series A Preferred Shares") issued and outstanding immediately prior to the Effective Time (other than Series A Preferred Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series A Preferred Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.8) such number of shares of Buyer Common Stock determined in accordance with subsection (d) of this Section 1.5.

                  (c) Each share of Series B Preferred Stock, $.01 par value per share, of the Company ("Series B Preferred Shares"; together with the Series A Preferred Shares and the Common Shares, the "Company Shares") issued and outstanding immediately prior to the Effective Time (other than Series B Preferred Shares owned beneficially by the Buyer or the Transitory Subsidiary, Dissenting Shares and Series B Preferred Shares held in the Company's treasury) shall be converted into and represent the right to receive (subject to the provisions of Section 1.8) such number of shares of Buyer Common Stock determined in accordance with subsection (d) of this Section 1.5.

                  (d) Each Common Share, Series A Preferred Share and Series B Preferred Share issued and outstanding immediately prior to the Effective Time (other than Shares held in the Company's treasury) shall be converted into and represent the right to receive, subject to the provisions of Section 1.8, on the Closing Date, respectively, .0117 (the "Common Conversion Ratio"), .04135 (the "Series A Preferred Conversion Ratio") and .03393 (the "Series B Preferred Conversion Ratio") shares of Buyer Common Stock. On the Closing Date, the Buyer will deliver the Buyer Common Stock to the Stockholders. Stockholders of record of the Company immediately prior to the Effective Time shall be entitled to receive immediately 90% of the shares of Buyer Common Stock into which their Company Shares were converted pursuant to this Section 1.5 (the "Initial Shares"); the remaining 10% of the shares of Buyer Common Stock into which their Company Shares were converted pursuant to this Section 1.5 (the "Escrow Shares") shall be deposited in escrow pursuant to Section 1.9 and shall be held and disposed of in accordance with the terms of the Escrow Agreement. The Initial Shares and the Escrow Shares shall together be referred to herein as the "Merger Shares," and the total thereof is 830,175.

                  (e) The Common Conversion Ratio, the Series A Preferred Conversion Ratio and the Series B Preferred Conversion Ratio shall each be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any split, dividend or distribution of securities convertible into any shares of the Buyer's capital stock), reorganization, recapitalization or other like change with respect to the Buyer's capital stock occurring on or after the date hereof and prior to the Effective Time.

                  (f) Each Company Share held in the Company's treasury immediately prior to the Effective Time and each Company Share owned beneficially by the Buyer or the Transitory Subsidiary shall be cancelled and retired without payment of any consideration therefor.

                  (g) Each share of common stock, $.01 par value per share, of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter evidence one share of common stock, $.01 par value per share, of the Surviving Corporation.

                  (h) At the Effective time, all options to purchase Company Common Stock or Company Series A Preferred Stock then outstanding under the Company's 1995 Stock Option/Stock Issuance Plan and 1996 Stock Option/Stock Issuance Plan (each individually an "Option Plan" and collectively, the "Option Plans") or otherwise shall be assumed by Buyer in accordance with the provisions described below.

                  (i) At the Effective Time, each outstanding option to purchase shares of Company Common Stock or Company Series A Preferred Stock (each a "Company Option") under the Option Plans or otherwise, whether vested or unvested, shall be, in connection with the Merger, assumed by Buyer. Each Company Option so assumed by Buyer under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan pursuant to which such Company Option was granted and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, except that (A) such Company Option shall be exercisable for that number of whole shares of Buyer Common Stock equal to the product of the number of shares of Company Common Stock or Company Series A Preferred Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Common Conversion Ratio or the Preferred Conversion Ratio, as the case may be, rounded to the nearest whole number of shares of Buyer Common Stock and (B) the per share exercise price for the shares of Buyer Common Stock issuable upon exercise of such assumed Company Option shall be equal to the quotient determined by dividing the exercise price per share of the Company Common Stock or Company Series A Preferred Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Common Conversion Ratio or the Series A Preferred Conversion Ratio, as the case may be, rounded to the nearest whole cent, provided, however, that the provisions governing the vesting of any Company Option and any terms regarding repurchase rights contained in the Option Plan or an agreement governing a Company Option shall remain unchanged, and shall either accelerate or not accelerate based on the terms thereof.

                           (ii)     It is the intention of the parties that the
Company Options assumed by Buyer qualify following the Effective Time as incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

                           (iii)    Promptly following the Effective Time, Buyer
will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Buyer.

                           (iv)     In the event that Buyer shall at any time
file a registration statement on Form S-8 with respect to any options to purchase Buyer Common Stock, Buyer shall file a registration statement on Form S-8 for the shares of Buyer Common Stock issuable with respect to assumed Company Options promptly, but in no event later than fifteen (15) days after the later of the date of the filing of such registration statement or the Effective Time.

         1.6      DISSENTING SHARES.

                  (a) For purposes of this Agreement, "Dissenting Shares" means Company Shares held as of the Effective Time by a Company Stockholder who has not voted such Company Shares in favor of the adoption of this Agreement and the Merger and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time. Dissenting

Shares shall not be converted into or represent the right to receive Merger Shares, unless such Company Stockholder shall have forfeited his, her or its right to appraisal under the Delaware General Corporation Law or properly withdrawn, his, her or its demand for appraisal. If such Company Stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Shares issuable in respect of such Company Shares pursuant to Section 1.5, and (ii) promptly following the occurrence of such event, the Buyer shall deliver to such Company Stockholder a certificate representing 90% of the Merger Shares to which such holder is entitled pursuant to Section 1.5 (which shares shall be considered Initial Shares for all purposes of this Agreement) and shall deliver to the Escrow Agent a certificate representing the remaining 10% of the Merger Shares to which such holder is entitled pursuant to Section 1.5 (which shares shall be considered Escrow Shares for all purposes of this Agreement).

                  (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Shares, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the Delaware General Corporation Law. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands.

         1.7 FRACTIONAL SHARES. No certificates or script representing fractional Initial Shares ("Certificates") shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Initial Shares that would otherwise be issued to such former Company Stockholders. In lieu of any fractional Initial Shares that would otherwise be issued, each former Company Stockholder that would have been entitled to receive a fractional Initial Share shall, upon proper surrender of such person's Certificates, receive such whole number of Initial Shares as is equal to the precise number of Initial Shares to which such person would be entitled, rounded up or down to the nearest whole number (with a fractional interest equal to .5 rounded up to the nearest whole number); provided that each such holder shall receive at least one Initial Share.

         1.8      ESCROW.

                  (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, as described in Section 1.5, for the purpose of securing the indemnification obligations of the Indemnifying Stockholders (as defined in Section 6.1) set forth in this Agreement. The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The

Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement.

                  (b) The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Indemnification Representatives.

         1.9      CERTIFICATE OF INCORPORATION AND BY-LAWS.

                  (a) The Certificate of Incorporation of the Surviving Corporation immediately following the Effective Time shall be the same as the Certificate of Incorporation of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

                  (b) The By-laws of the Surviving Corporation immediately following the Effective Time shall be the same as the By-laws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to the name of the Company.

         1.10 NO FURTHER RIGHTS. From and after the Effective Time, no Company Shares issued upon the surrender or exchange in accordance with the terms hereof shall be deemed to be outstanding, and holders of Certificates shall cease to have any rights with respect thereto, except as provided herein or by law.

         1.11 CLOSING OF TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Buyer or the Surviving Corporation, they shall be cancelled and exchanged for Initial Shares in accordance with Section 1.5, subject to Section
1.8 and to applicable law in the case of Dissenting Shares.

         1.12 TAX AND ACCOUNTING CONSEQUENCES. It is intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests and shall constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

         1.13 LOCK-UP PERIOD. The adoption of this Agreement and the approval of the Merger by a Company Stockholder shall also constitute the agreement of such Company Stockholder that such Company Stockholder will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Buyer Common Stock, any options or warrants to purchase any shares of Buyer Common Stock or any securities convertible into or exchangeable for shares of Buyer Common Stock (collectively, "Lock-up Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by the restrictions in this
Section 1.13; (ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of the restrictions in this Section 1.13; (iii) with respect to any dispositions of Buyer Common Stock acquired on the open market; (iv) to any trust, the beneficiaries of which are exclusively the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions in this Section 1.13 and provided further that any such transfer shall not involve a disposition for value (for purposes of the foregoing, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin) or; (v) with the prior written consent of BancBoston Robertson Stephens Inc., for a period commencing on the date hereof and continuing to a date 180 days after a Registration Statement on Form S-1 relating to the Buyer to be filed with the Securities and Exchange Commission (the "Registration Statement") is declared effective by the Securities and Exchange Commission (the "Lock-up Period"). The foregoing restriction has been expressly agreed to preclude any holder of the Lock-up Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Lock-up Securities during the Lock-up Period, even if such Lock-up Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Securities. Each Company Stockholder also agrees and consents to the entry of stop transfer instructions with the Buyer's transfer agent and registrar against the transfer of shares of Buyer Common Stock or Lock-up Securities held by the Company Stockholder except in compliance with the foregoing restrictions.

         In the event that the Registration Statement is not declared effective on or before August 31, 1999 the foregoing restriction shall be of no further force or effect.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by the Company to the Buyer on the date hereof (the "Disclosure Schedule"). For purposes of this Article II, the phrase "to the knowledge of the Company" or any phrase of similar import shall be deemed to refer to the actual knowledge of the executive officers of the Company, as well as any other knowledge which such executive officers would have possessed had they made reasonable inquiry of appropriate employees and agents of the Company with respect to the matter in question.

         2.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to conduct business and is in good standing as a foreign corporation under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Company Material Adverse Effect (as defined below). The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer complete and accurate copies of its Certificate of Incorporation and By-laws, each as amended and as in effect on the date hereof. The Company is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws. For purposes of this Agreement, "Company Material Adverse Effect" means a material adverse effect on the assets, business, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below), taken as a whole.

         2.2 CAPITALIZATION. The authorized capital stock of the Company consists of (a) 24,500,000 Common Shares, of which, as of the date of this Agreement, 33,837 shares were issued and outstanding and (b) 21,804,100 Preferred Shares, of which (i) 11,923,700 shares have been designated as Series A Preferred Stock, of which, as of the date of this Agreement, 11,610,403 shares were issued and outstanding and (ii) 9,880,400 shares have been designated as Series B Preferred Stock, of which, as of the date of this Agreement, 9,428,172 shares were issued and outstanding. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of (i) all stockholders of the Company, indicating the number and class or series of Company Shares held by each stockholder and (for Company Shares other than Common Shares) the number of Common Shares (if any) into which such Company Shares are convertible, (ii) all holders of Options and Warrants, indicating (A) the number and class or series of Company Shares subject to each Option and Warrant and (for Company Shares other than Common Shares) the number of Common Shares (if any) into which such Company Shares are convertible, (B) the number of such shares for which each Option or Warrant is exercisable, and (C) any acceleration of vesting that will occur in connection with the Merger, and (iii) all stock option plans and other stock or equity-related plans of the Company. All of the issued and outstanding Company Shares are, and all Company Shares that may be issued upon exercise of Options or Warrants will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock, other than the Options and Warrants listed in Section 2.2 of the Disclosure Schedule. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies or understandings with respect to the voting, or registration under the Securities Act, of any Company Shares. All of the issued and outstanding Company Shares were issued in compliance with applicable federal and state securities laws.

         2.3 AUTHORIZATION OF TRANSACTION. Subject only to obtaining the requisite approval of the Merger and this Agreement by the Company's shareholders the Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations and consummate the transactions contemplated hereunder. The execution and delivery by the Company of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement and the Merger (the "Requisite Stockholder Approval"), the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. Without limiting the generality of the foregoing, the Board of Directors of the Company, at a meeting duly called and held, by the unanimous vote of all directors (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the Delaware General Corporation Law, and (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of Company vote in favor of the adoption of this Agreement and the approval of the Merger. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditor's rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

         2.4 NONCONTRAVENTION. Subject to compliance with applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act and filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of the transactions contemplated hereby, will (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) require on the part of the Company or any Subsidiary (as defined below) any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"), (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not have a Company Material

Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not have a Company Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby, (d) result in the imposition of any Security Interest (as defined below) upon any assets of the Company or any Subsidiary or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Subsidiary or any of their properties or assets. For purposes of this Agreement:
"Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the Ordinary Course of Business (as defined below) of the Company and not material to the Company; and "Ordinary Course of Business" means the ordinary course of the Company's business, consistent with past custom and practice (including with respect to frequency and amount).

         2.5      SUBSIDIARIES.

                  (a) Section 2.5 of the Disclosure Schedule sets forth: (i) the name of each corporation, partnership, joint venture or other entity in which the Company has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interests therein (individually, a "Subsidiary" and, collectively, the "Subsidiaries"); (ii) the number and type of outstanding equity securities of each Subsidiary and a list of the holders thereof; (iii) the jurisdiction of organization of each Subsidiary; (iv) the names of the officers and directors of each Subsidiary; and
(v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation.

                  (b) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Each Subsidiary has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Buyer complete and accurate copies of the charter and By-laws of each Subsidiary, as amended to date. No Subsidiary is in default under or in violation of any provision of its charter or By-laws. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary. The Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not a Subsidiary.

         2.6      FINANCIAL STATEMENTS. The Company has provided to the Buyer
(a) the audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows of the Company as of and for each of the last three fiscal years; and (b) including the audited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the fiscal year ended as of March 31, 1999 (the "Most Recent Balance Sheet Date"). Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Subsidiaries; PROVIDED, HOWEVER, that the Financial Statements referred to in clause (b) above are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.

         2.7 ABSENCE OF CERTAIN CHANGES. Since the Most Recent Balance Sheet Date, (a) there has occurred no event or development which has had, or could reasonably be foreseen to have in the future, a Company Material Adverse Effect, and (b) neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs (a) through (o) of Section 4.4.

         2.8 UNDISCLOSED LIABILITIES. None of the Company and its Subsidiaries has any material liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the balance sheet referred to in clause (b) of Section 2.6 (the "Most Recent Balance Sheet"), (b) liabilities which have arisen since the Most Recent Balance Sheet Date in the Ordinary Course of Business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal period and (c) contractual and other liabilities incurred in the Ordinary Course of Business which were not required by GAAP to be reflected on the balance sheet provided by the Company as of the Most Recent Balance Sheet Date.

         2.9      TAX MATTERS.

                  (a) For purposes of this Agreement, the following terms shall have the following meanings:

                           (i)      "Taxes" means all taxes, charges, fees,
levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

                           (ii)     "Tax Returns" means all reports, returns,
declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

                  (b) Each of the Company and the Subsidiaries has filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were complete and accurate in all material respects. Neither the Company nor any Subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax Returns, other than a group of which only the Company and the Subsidiaries are or were members. Each of the Company and the Subsidiaries has paid on a timely basis all Taxes that were due and payable. All unpaid taxes of the Company for tax periods through the Most Recent Balance Sheet Date have been accrued or reserved against in accordance with GAAP. Neither the Company nor any Subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company or any Subsidiary during a prior period) other than the Company and the Subsidiaries. All Taxes that the Company or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

                  (c) The Company has delivered to the Buyer complete and accurate copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company or any Subsidiary since March 31, 1998. The federal income Tax Returns of the Company and each Subsidiary have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through the taxable year specified in Section 2.9(c) of the Disclosure Schedule. The Company has delivered or made available to the Buyer complete and accurate copies of all other material Tax Returns of the Company and the Subsidiaries together with all related examination reports and statements of deficiency for all periods from and after March 31, 1998. No examination or audit of any Tax Return of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Company, threatened or contemplated. Neither the Company nor any Subsidiary has been informed by any jurisdiction that the jurisdiction believes that the Company or Subsidiary was required to file any Tax Return that was not filed. Neither the Company nor any Subsidiary has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

                  (d) Neither the Company nor any Subsidiary: (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company or the Subsidiaries are subject to an election under Section 341(f) of the Code; (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) except as set forth on Schedule 2.22(k) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (iv) has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or
(v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

                  (e) None of the assets of the Company or any Subsidiary: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or
(iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

                  (f) Neither the Company nor any Subsidiary has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

                  (g) No state or federal "net operating loss" of the Company determined as of the Closing Date is subject to material limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

         2.10 ASSETS. Each of the Company and the Subsidiaries owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company or any Subsidiary (tangible or intangible) is subject to any Security Interest, other than liens for taxes not yet due and payable and Security Interests which do not, individually or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company and the Subsidiaries, taken as a whole.

         2.11 OWNED REAL PROPERTY. Section 2.11 of the Disclosure Schedule lists all real property that the Company or any Subsidiary owns. With respect to each parcel of such real property:

                  (a) the identified owner has good and clear record and marketable title to such parcel, insurable by a recognized national title insurance company at standard rates, free and clear of any Security Interest, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions which do not impair the uses, occupancy or value of such parcel to be used to conduct such business as is currently conducted (the "Intended Uses");

                  (b) there are no (i) pending or, to the knowledge of the Company, threatened condemnation proceedings relating to such parcel, (ii) pending or, to the knowledge of the Company, threatened litigation or administrative actions relating to such parcel, or (iii) other matters affecting adversely the Intended Uses, occupancy or value thereof;

                  (c) the legal description for such parcel contained in the deed thereof describes such parcel fully and adequately; the buildings and improvements may be used as of right under applicable zoning and land use laws for the Intended Uses, and such buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of current setback requirements, zoning laws and ordinances and do not encroach on any easement which may burden the land; the land does not serve any adjoining property for any purpose inconsistent with the use of the land; and such parcel is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                  (d) there are no leases, subleases, licenses or agreements, written or oral, granting to any party or parties (other than the Company, a Subsidiary and those tenants under leases disclosed in Section 2.12 of the Disclosure Schedule) the right of use or occupancy of any portion of such parcel;

                  (e) there are no outstanding options or rights of first refusal to purchase such parcel, or any portion thereof or interest therein;

                  (f) all facilities located on such parcel are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are adequate for the Intended Uses and in accordance with all applicable laws, ordinances, rules and regulations and are provided via public roads or via permanent, irrevocable, appurtenant easements benefiting such parcel;

                  (g) such parcel abuts on and has direct vehicular access to a public road or access to a public road via a permanent, irrevocable, appurtenant easement benefiting such parcel;

                  (h) neither the Company nor any Subsidiary has received notice of, and to the knowledge of the Company, there is no proposed or pending proceeding to change or redefine the zoning classification of all or any portion of the parcels;

                  (i) the improvements constructed on the parcels are in good condition and proper order, free of roof leaks, insect infestation, and material construction defects, and all mechanical and utility systems servicing such improvements are in good condition and proper working order, free of material defects; and

                  (j) each parcel is an independent unit which does not rely on any facilities (other than the facilities of public utility and water companies) located on any other property (i) to fulfill any zoning, building code or other municipal or governmental requirement, (ii) for structural support or the furnishing of any essential building systems or utilities, including, but not limited to electric, plumbing, mechanical, heating, ventilating, and air conditioning systems, or (iii) to fulfill the requirements of any lease. No building or other improvement not included in the parcels relies on any part of the parcels to fulfill any zoning, building code or other municipal or governmental requirement or for structural support or the furnishing of any essential building systems or utilities. Each of the parcels is assessed by local property assessors as a tax parcel or parcels separate from all other tax parcels.

         2.12 REAL PROPERTY LEASES. Section 2.12 of the Disclosure Schedule lists all real property leased or subleased to or by the Company or any Subsidiary and lists the term of such lease, and the rent payable thereunder. The Company has delivered to the Buyer complete and accurate copies of the leases and subleases (as amended to date) listed in Section 2.12 of the Disclosure Schedule. With respect to each lease and sublease listed in Section
2.12 of the Disclosure Schedule:

                  (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;

                  (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

                  (c) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party, is in breach or violation of, or default under, any such lease or sublease, and no event, to the knowledge of the Company, has occurred, is pending or, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such lease or sublease;

                  (d) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold; and

                  (e) the Company is not aware of any Security Interest, easement, covenant or other restriction applicable to the real property subject to such lease, except for recorded easements, covenants and other restrictions which do not materially impair the current uses or the occupancy by the Company or a Subsidiary of the property subject thereto.

         2.13     INTELLECTUAL PROPERTY.

                  (a) Each of the Company and the Subsidiaries owns or has the right to use all Intellectual Property (as defined below) necessary (i) to use, manufacture, market and distribute the products manufactured, marketed, sold or licensed, and to provide the services provided, by the Company to other parties (together, the "Customer Deliverables") or (ii) to operate the Company's internal systems that are material to the business or operations of the Company, including, without limitation, computer hardware systems, software applications and embedded systems (the "Internal Systems"; the Intellectual Property owned by or licensed to the Company and incorporated in or underlying the Customer Deliverables or the Internal Systems is referred to herein as the "Company Intellectual Property"). Each item of Company Intellectual Property will be owned or available for use by the Surviving Corporation on substantially identical terms and conditions immediately following the Closing. The Company has taken reasonable measures to protect and to maintain in confidence all trade secrets and confidential information, that it owns or uses to the extent that the failure to protect or maintain such trade secrets and confidential information would have a Company Material Adverse Effect. To the knowledge of the Company, (a) no other person or entity has any rights to any of the Company Intellectual Property owned by the Company (except pursuant to agreements or licenses specified in Section 2.13(c) of the Disclosure Schedule), and (b) no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property. For purposes of this Agreement, "Intellectual Property" means all (i) patents and patent applications, (ii) copyrights and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) trademarks, service marks, trade names, domain names and applications and registrations therefor and (vii) other proprietary rights relating to any of the foregoing. Section 2.13(a) of the Disclosure Schedule lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor of the Company or any Subsidiary.

                  (b) To the Company's knowledge, none of the Customer Deliverables, or the marketing, distribution, provision or use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. To the knowledge of the Company, none of the Internal Systems, or the use thereof, infringes or violates, or constitutes a misappropriation of, any Intellectual Property rights of any person or entity. Section 2.13(b) of the Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Company or any Subsidiary alleging any such infringement, violation or misappropriation; and the Company has made available to the Buyer complete and accurate copies of all written documentation in the possession of the Company or any Subsidiary relating to any such complaint, claim, notice or threat. The Company has made available to the Buyer complete and accurate copies of all written documentation in the Company's possession relating to claims or disputes known to the Company concerning any Company Intellectual Property.

                  (c) Section 2.13(c) of the Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which the Company or a Subsidiary has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property.

                  (d) Section 2.13(d) of the Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company or a Subsidiary, and the license or agreement pursuant to which the Company or a Subsidiary uses it (excluding off-the-shelf software programs licensed by the Company pursuant to "shrink wrap" licenses).

                  (e) Neither the Company nor any Subsidiary has disclosed the source code for any of the software owned by the Company or a Subsidiary and incorporated in any Customer Deliverables or Internal Systems (the "Software") or other confidential information constituting, embodied in or pertaining to the Software to any person or entity, except pursuant to the agreements listed in
Section 2.13(e) of the Disclosure Schedule, and the Company has taken reasonable measure to prevent disclosure of such source code.

                  (f) All of the copyrightable materials (including Software) incorporated in or bundled with the Customer Deliverables have been created by employees of the Company or a Subsidiary within the scope of their employment by the Company or a Subsidiary or by independent contractors of the Company or a Subsidiary who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Company or a Subsidiary. No portion of such copyrightable materials was jointly developed with any third party.

                  (g) To the knowledge of the Company, the Customer Deliverables and the Internal Systems are free from significant defects or programming errors and conform in all material respects to the written documentation and specifications therefor.

                  (h) All of the Customer Deliverables currently being marketed, distributed or licensed by the Company or a Subsidiary or which were marketed, distributed or licensed by the Company since January 1, 1998, and all Internal Systems, are Year 2000 Compliant. The Company is not aware of any failure to be Year 2000 Compliant of any third-party system that is material to the business or operations of the Company, including without limitation any system belonging to any of the Company's suppliers, service providers or customers.

                  (i) For purposes of this Agreement, "Year 2000 Compliant" means that the applicable system or item:

                           (i)      will accurately receive, record, store,
provide, recognize and process all date and time data from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years;

                           (ii)     will accurately perform all date-dependent
calculations and operations (including, without limitation, mathematical operations, sorting, comparing and reporting) from, during, into and between the twentieth and twenty-first centuries, the years 1999 and 2000 and all leap years; and

                           (iii)    will not malfunction, cease to function or
provide invalid or incorrect results as a result of (x) the change of years from 1999 to 2000, (y) date data, including date data which represents or references different centuries, different dates during 1999 and 2000, or more than one century or (z) the occurrence of any particular date;

in each case without human intervention, other than original data entry; provided, in each case, that all applications, hardware and other systems used in conjunction with such system or item which are not owned or licensed by the Company correctly exchange date data with or provide data to such system or item.

         2.14 INVENTORY. All inventory of the Company and the Subsidiaries, whether or not reflected on the Most Recent Balance Sheet, consists of a quality and quantity usable and saleable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Most Recent Balance Sheet. The quantities of each type of inventory, whether raw materials, work-in-process or finished goods, are not reasonably believed to be excessive in the present circumstances of the Company and the Subsidiaries.

         2.15     CONTRACTS.

                  (a) Section 2.15 of the Disclosure Schedule lists the following agreements (written or oral) to which the Company or any Subsidiary is a party as of the date of this Agreement:

                           (i)      any agreement (or group of related
agreements) for the lease of personal property from or to third parties providing for lease payments in excess of $100,000 per annum;

                           (ii)     any agreement (or group of related
agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $100,000, or (C) in which the Company or any Subsidiary has granted manufacturing rights, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                           (iii)    any agreement establishing a partnership or
joint venture;

                           (iv)     any agreement (or group of related
agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $100,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                           (v)      any agreement concerning confidentiality or
noncompetition;

                           (vi)     any agreement involving any officer,
director or stockholder of the Company or any affiliate (an "Affiliate"), as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), thereof;

                           (vii)    any agreement under which the consequences
of a default or termination could have a Company Material Adverse Effect;

                           (viii)   any agreement which contains any provisions
requiring the Company or any Subsidiary to indemnify any other party thereto;
and

                           (ix)     any other agreement (or group of related
agreements) either involving more than $100,000 or not entered into in the Ordinary Course of Business.

                  (b) The Company has delivered to the Buyer a complete and accurate copy of each agreement (as amended to date) listed in Section 2.13 or
Section 2.15 of the Disclosure Schedule. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Company nor any Subsidiary nor, to the knowledge of the Company, any other party, is in material breach or violation of, or default under, any such agreement, and to the knowledge of the Company, no event has occurred, is pending or is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a material breach or default by the Company or any Subsidiary or, to the knowledge of the Company, any other party under such contract.

         2.16 ACCOUNTS RECEIVABLE. To the Company's knowledge, all accounts receivable of the Company and the Subsidiaries reflected on the Most Recent Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Most Recent Balance Sheet. To the Company's knowledge, all accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Most Recent Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet.

         2.17 POWERS OF ATTORNEY. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.

         2.18 INSURANCE. Section 2.18 of the Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Subsidiary is a party. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid and the Company and the Subsidiaries are otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

         2.19 LITIGATION. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or, to the Company's knowledge, investigation before any Governmental Entity or before any arbitrator (a "Legal Proceeding") which is pending or, to the Company's knowledge, threatened against the Company or any Subsidiary which, if determined adversely to the Company or such Subsidiary, could have a Company Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

         2.20 PRODUCT WARRANTY. No product manufactured, sold, leased, licensed or delivered by the Company or any Subsidiary is subject to any guaranty, warranty, right of return, right of credit or other indemnity other than (i) the applicable standard terms and conditions of sale or lease by the Company or the appropriate Subsidiary, which are set forth in Section 2.20 of the Disclosure Schedule and (ii) manufacturers' warranties for which neither the Company nor any Subsidiary has any liability. Section 2.20 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company and the Subsidiaries in fulfilling their obligations under their guaranty, warranty, right of return and indemnity provisions during each of the fiscal years and the interim period covered by the Financial Statements; and the Company does not reasonably believe that such expenses should significantly increase as a percentage of sales in the future.

         2.21     EMPLOYEES.

                  (a) Section 2.21 of the Disclosure Schedule contains a list of all employees of the Company and each Subsidiary whose annual rate of compensation exceeds $100,000 per year, along with the position and the annual rate of compensation of each such person. Each such employee has entered into a proprietary information/inventions agreement with the Company or a Subsidiary, a copy of which has previously been delivered to the Buyer. Section 2.21 of the Disclosure Schedule contains a list of all employees of the Company or any Subsidiary who are a party to a non-competition agreement with the Company or any Subsidiary; copies of such agreements have previously been delivered to the Buyer. To the knowledge of any Company Stockholder, no key employee or group of employees has any plans to terminate employment with the Company or any Subsidiary.

                  (b) Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company has no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Subsidiary.

         2.22     EMPLOYEE BENEFITS.

                  (a) For purposes of this Agreement, the following terms shall have the following meanings:

                           (i)      "Employee Benefit Plan" means any "employee
pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

                           (ii)     "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended.

                           (iii)    "ERISA Affiliate" means any entity which is,
or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Company or a Subsidiary.

                  (b) Section 2.22(b) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Company, any Subsidiary or any Employee Benefit Plan subject to section 412 of the Code of Title 4 of ERISA of any ERISA Affiliate. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Employee Benefit Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company, the Subsidiaries and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company, each Subsidiary, each ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

                  (c) There are no Legal Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

                  (d) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified or is intended to be submitted for a determination letter to the Internal Revenue Service within it remedial amendment period and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended or operated since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Employee Benefit Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of, Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

                  (e) Neither the Company, any Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

                  (f) At no time has the Company, any Subsidiary or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                  (g) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company or any Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

                  (h) To the knowledge of the Company, no act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any Subsidiary or any ERISA Affiliate that would subject the Company, any Subsidiary or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or
(ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

                  (i) No Employee Benefit Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

                  (j) Each Employee Benefit Plan is amendable and terminable unilaterally by the Company at any time without liability to the Company as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

                  (k) Section 2.22(k) of the Disclosure Schedule discloses each:
(i) agreement with any stockholder, director, executive officer or other key employee of the Company or any Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code; and (iii) agreement or plan binding the Company or any Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (l) Section 2.22(l) of the Disclosure Schedule sets forth the policy of the Company and any Subsidiary with respect to accrued vacation, accrued sick time and earned time-off and the amount of such liabilities as of March 31, 1999.

         2.23     ENVIRONMENTAL MATTERS.

                  (a) Each of the Company and the Subsidiaries has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that do not and will not, individually or in the aggregate, have a Company Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any Subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that will not, individually or in the aggregate, have a Company Material Adverse Effect. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals;
(v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms "release" and "environment" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA").

                  (b) There have been no releases of any Materials of Environmental Concern (as defined below) into the environment at any parcel of real property or any facility formerly or currently owned, operated or controlled by the Company or a Subsidiary. With respect to any such releases of Materials of Environmental Concern, the Company or such Subsidiary has given all required notices to Governmental Entities (copies of which have been provided to the Buyer). The Company is not aware of any releases of Materials of Environmental Concern at parcels of real property or facilities other than those owned, operated or controlled by the Company or a Subsidiary that could reasonably be expected to have an impact on the real property or facilities owned, operated or controlled by the Company or a Subsidiary. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

                  (c) Set forth in Section 2.23(c) of the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company or a Subsidiary (whether conducted by or on behalf of the Company or a Subsidiary or a third party, and whether done at the initiative of the Company or a Subsidiary or directed by a Governmental Entity or other third party) which the Company has possession of or access to. A complete and accurate copy of each such document has been provided to the Buyer.

                  (d) The Company is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any Subsidiary.

         2.24 LEGAL COMPLIANCE. Each of the Company and the Subsidiaries, and the conduct and operations of their respective businesses, are in compliance in all material respects with each law (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which (a) affects or relates to this Agreement or the transactions contemplated hereby or (b) is applicable to the Company or such Subsidiary or business, except for any violation of or default under a law referred to in clause (b) above which reasonably may be expected not to have a Company Material Adverse Effect.

         2.25 CUSTOMERS AND SUPPLIERS. Section 2.25 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 5% of the consolidated revenues of the Company during the last full fiscal year or the interim period through the Most Recent Balance Sheet Date and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product to the Company or a Subsidiary. No such customer or supplier has indicated within the past year that it will stop, or decrease the rate of, buying products or supplying products, as applicable, to the Company or any Subsidiary. No unfilled customer order or commitment obligating the Company or any Subsidiary to process, manufacture or deliver products or perform services will, to the Company's knowledge, result in a loss to the Company or any Subsidiary upon completion of performance. To the Company's knowledge (a) no purchase order or commitment of the Company or any Subsidiary is in excess of normal requirements, nor (b) are prices provided therein in excess of current market prices for the products or services to be provided thereunder.

         2.26 PERMITS. The Company has obtained all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") that are required for the Company and the Subsidiaries to conduct their respective businesses as presently conducted, except for those the absence of which would not have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the best of the knowledge of the Company, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect immediately following the Closing.

         2.27 CERTAIN BUSINESS RELATIONSHIPS WITH AFFILIATES. No Affiliate of the Company or of any Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary, (b) to the Company's knowledge, has any claim or cause of action against the Company or any Subsidiary, or (c) owes any money to, or is owed any money by, the Company or any Subsidiary.

         2.28 BROKERS' FEES. Except for the fees owed to Broadview International LLC described in Section 2.28 of the Disclosure Schedule and to be paid in accordance with Section 4.7 of this Agreement, neither the Company nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

         2.29 BOOKS AND RECORDS. The minute books and other similar records of the Company and each Subsidiary contain complete and accurate records of all actions taken at any meetings of the Company's or such Subsidiary's stockholders, Board of

Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting.

         2.30     GOVERNMENT CONTRACTS.

                  (a) Neither the Company nor any Subsidiary has been suspended or debarred from bidding on contracts or subcontracts with any Governmental Entity; no such suspension or debarment has been threatened or initiated; and, to the Company's knowledge, the consummation of the transactions contemplated by this Agreement will not result in any such suspension or debarment of the Company, any Subsidiary or the Buyer (assuming that no such suspension or debarment will result solely from the identity of the Buyer). Neither the Company nor any Subsidiary has been or is now being audited or, to the Company's knowledge, investigated by the United States Government Accounting Office, the United States Department of Defense or any of its agencies, the Defense Contract Audit Agency, the contracting or auditing function of any Governmental Entity with which it is contracting, the United States Department of Justice, the Inspector General of the United States Governmental Entity, or any prime contractor with a Governmental Entity; nor, to the knowledge of the Company, has any such audit or investigation been threatened. To the knowledge of the Company, there is no valid basis for (i) the suspension or debarment of the Company or any Subsidiary from bidding on contracts or subcontracts with any Governmental Entity or (ii) any claim (including any claim for return of funds to the Government) pursuant to an audit or investigation by any of the entities named in the foregoing sentence. The Company has no agreements, contracts or commitments which require it to obtain or maintain a security clearance with any Governmental Entity.

                  (b) To the knowledge of the Company, no basis exists for any of the following with respect to any of its contracts or subcontracts with any Governmental Entity: (i) a Termination for Default (as provided in 48 C.F.R. Ch.1 ss.52.249-8, 52.249- 9 or similar sections), (ii) a Termination for Convenience (as provided in 48. C.F.R. Ch.1 ss.52,241-1, 52.249-2 or similar sections), or a Stop Work Order (as provided in 48 C.F.R. Ch.1 ss.52.212-13 or similar sections); and the Company has no reason to believe that funding may not be provided under any contract or subcontract with any Governmental Entity in the upcoming federal fiscal year.

         2.31 POOLING. To the knowledge of the Company, neither the Company nor any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Buyer from accounting for the business combination to be effected by the Merger as a "pooling of interests" in conformity with GAAP.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

                          AND THE TRANSITORY SUBSIDIARY

         Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company as follows:

         3.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Buyer and the Transitory Subsidiary each is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified or in good standing would not have a Buyer Material Adverse Effect (as defined below). The Buyer and the Transitory Subsidiary each has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Buyer and the Transitory Subsidiary each has furnished or made available to the Company complete and accurate copies of their respective Certificate of Incorporation and Bylaws, each as amended and as in effect on the date hereof. Neither the Buyer nor the Transitory Subsidiary is in default under or in violation of its Certificate of Incorporation or By-laws. For purposes of this Agreement, "Buyer Material Adverse Effect" means a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Buyer and its subsidiaries, taken as a whole.

         3.2 CAPITALIZATION. The authorized capital stock of the Buyer consists of (a) 15,000,000 shares of Buyer Common Stock, of which 5,417,964 shares were issued and outstanding as of the date hereof, and (b) 4,000,000 shares of Preferred Stock, $.01 par value per share, of which 2,747,036 shares were issued and outstanding as of the date hereof. As of the date hereof, each share of Buyer Preferred Stock is convertible, at the option of the holder, into one share of Buyer Common Stock. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. The Buyer has issued options to purchase 740,850 shares of Buyer Common Stock as of the date hereof. All of the Merger Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

         3.3 AUTHORIZATION OF TRANSACTION. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations and consummate the transactions contemplated hereunder and thereunder. The execution and delivery by the Buyer and the Transitory Subsidiary of this Agreement and (in the case of the Buyer) the Escrow Agreement and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Buyer and Transitory Subsidiary, respectively. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditor's rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies..

         3.4 NONCONTRAVENTION. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act and the filing of the Certificate of Merger as required by the Delaware General Corporation Law, neither the execution and delivery by the Buyer or the Transitory Subsidiary of this Agreement or (in the case of the Buyer) the Escrow Agreement, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will (a) conflict with or violate any provision of the charter or By-laws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which the Buyer or the Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which would not adversely affect the consummation of the transactions contemplated hereby or (ii) any notice, consent or waiver the absence of which would not adversely affect the consummation of the transactions contemplated hereby, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets or (e) result in the imposition of any Security Interest upon and assets of Buyer or the Transitory Subsidiary.

         3.5 REPORTS AND FINANCIAL STATEMENTS. The Buyer has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the U.S. Securities and Exchange Commission (the "SEC"), all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of the date hereof, the SEC Documents comply in all material respects with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as the case may be. The Buyer has furnished or made available to the Company true and complete copies of all reports or registration statements filed by it with the U.S. Securities and Exchange Commission (the "SEC"), all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of the date hereof, the SEC Documents comply in all material respects with the requirements of the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as the case may be, including where applicable the requirements under Item 601 of Regulation S-K to file certain contracts, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The financial statements of Buyer, including the notes thereto, included in the SEC Documents (the "Buyer Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Buyer as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. There has been no change in Buyer's accounting policies except as described in the notes to the Buyer Financial Statements.

         3.6 ABSENCE OF CERTAIN CHANGES. Since March 31, 1999, there has occurred no event or development which has had, or could reasonably be foreseen to have in the future, a Buyer Material Absence Effect.

         3.7 LITIGATION. Except as disclosed in the SEC Documents, as of the date of this Agreement, there is no Legal Proceeding which is pending or, to the Buyer's knowledge, threatened against the Buyer or any subsidiary of the Buyer which, if determined adversely to the Buyer or such subsidiary, could have a Buyer Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

         3.8 POOLING. To the knowledge of the Buyer, neither the Buyer nor any of its Affiliates has through the date of this Agreement taken or agreed to take any action that would prevent the Buyer from accounting for the business combination to be effected by the Merger as a "pooling of interests" in conformity with GAAP.

         3.9 INTERIM OPERATIONS OF THE TRANSITORY SUBSIDIARY. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business activities other than as contemplated by this Agreement.

         3.10 BROKERS' FEES. Neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                                   ARTICLE IV

                                    COVENANTS

         4.1 CLOSING EFFORTS. Each of the Parties shall use its best efforts, to the extent commercially reasonable ("Reasonable Best Efforts"), to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement, including without limitation using its Reasonable

Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Parties to consummate the Merger are satisfied.

         4.2      GOVERNMENTAL AND THIRD-PARTY NOTICES AND CONSENTS.

                  (a) Each Party shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from Governmental Entities, and to effect all such registrations, filings and notices with or to Governmental Entities, as may be required for such Party to consummate the transactions contemplated by this Agreement and to otherwise comply with all applicable laws and regulations in connection with the consummation of the transactions contemplated by this Agreement.

                  (b) The Company shall use its Reasonable Best Efforts to obtain, at its expense, all such waivers, consents or approvals from third parties, and to give all such notices to third parties, as are required to be listed in Section 2.4 of the Disclosure Schedule.

         4.3      STOCKHOLDER APPROVAL.

                  (a) The Company shall use its Reasonable Best Efforts to obtain, as promptly as practicable, the Requisite Stockholder Approval, either at a special meeting of stockholders or pursuant to a written stockholder consent, even if the Board of Directors has withdrawn its recommendations set forth in Section 4.3(c), all in accordance with the applicable requirements of the Delaware General Corporation Law. The Company hereby consents to the use of its Financial Statements and any related information in the Registration Statement on Form S-1 of the Buyer filed on April 7, 1999 (the "Registration Statement"). The Company shall ensure that any information furnished by the Company to the Buyer expressly for inclusion in the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading The Company also agrees to use its Reasonable Best Efforts to obtain the consent of its independent public accountant for the use of such Financial Statements in the Registration Statement. In connection with such special meeting of stockholders or written stockholder consent, the Company shall provide to its stockholders a written proxy or information statement (the "Disclosure Statement") which includes (A) a summary of the Merger and this Agreement (which summary shall include a summary of the terms relating to the indemnification obligations of the Company Stockholders, the escrow arrangements and the authority of the Indemnification Representatives, and a statement that the adoption of this Agreement by the stockholders of the Company shall constitute approval of such terms), (B) all of the information required by Rule 503(b)(2) of Regulation D under the Securities Act and (C) a statement that appraisal rights are available for the Company Shares pursuant to Section 262 of the Delaware General Corporation Law and a copy of such Section 262. The Buyer agrees to cooperate with the Company in the preparation of the Disclosure Statement. The

Company agrees not to distribute the Disclosure Statement until the Buyer has had a reasonable opportunity to review and comment on the Disclosure Statement and the Disclosure Statement has been approved by the Buyer (which approval may not be unreasonably withheld or delayed). If the Requisite Stockholder Approval is obtained by means of a written consent, the Company shall send, pursuant to Sections 228 and 262(d) of the Delaware General Corporation Law, a written notice to all stockholders of the Company that did not execute such written consent informing them that this Agreement and the Merger were adopted and approved by the stockholders of the Company and that appraisal rights are available for their Company Shares pursuant to Section 262 of the Delaware General Corporation Law (which notice shall include a copy of such Section 262), and shall promptly inform the Buyer of the date on which such notice was sent.

                  (b) The Company, acting through its Board of Directors, shall include in the Disclosure Statement the unanimous recommendation of its Board of Directors that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger.

                  (c) The Company shall ensure that the Disclosure Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading (provided that the Company shall not be responsible for the accuracy or completeness of any information furnished by the Buyer in writing for inclusion in the Disclosure Statement).

                  (d) The Buyer shall ensure that any information furnished by the Buyer to the Company in writing for inclusion in the Proxy Statement does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

                  (e) IXL Holdings, Inc., Brentwood Associates VIII, L.P., Brentwood Affiliates Fund, L.P., Sorrento Ventures II, L.P., Sorrento Ventures III, L.P., Sorrento Ventures IV, L.P., Sorrento Growth Partners I, L.P., Sorrento Ventures CE, L.P. and Richard Beedon each agree to enter into and deliver, concurrently with the execution of this Agreement, a Voting Agreement and Proxy in the form attached hereto as EXHIBIT G, agreeing, among other things, to vote in favor of the Merger.

         4.4 OPERATION OF BUSINESS. Except as contemplated by this Agreement, during the period from the date of this Agreement to the earlier of the termination of this Agreement or the Effective Time, the Company shall (and shall cause each Subsidiary to) conduct its operations in the Ordinary Course of Business and use Reasonable Best Efforts to conduct its business in compliance with all applicable laws and regulations and, to the extent consistent therewith, use its Reasonable Best Efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that it shall seek to ensure that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, the Company shall not (and shall cause each Subsidiary not to), without the written consent of the Buyer:

                  (a) issue or sell, or redeem or repurchase, any stock or other securities of the Company or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of convertible securities or Options or Warrants outstanding or pursuant to obligations set forth in that Consulting Agreement between the Company and IXL Holdings, Inc., dated August 27, 1996, on the date hereof), or amend any of the terms of (including without limitation the vesting of) any such convertible securities or Options or Warrants;

                  (b) split, combine or reclassify any shares of its capital stock; declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                  (c) create, incur or assume any indebtedness (including obligations in respect of capital leases); assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

                  (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.22(k) or (except for normal increases in the Ordinary Course of Business) increase in any manner the compensation or fringe benefits of, or materially modify the employment terms of, its directors, officers or employees, generally or individually, or pay any bonus or other benefit to its directors, officers or employees (except for existing payment obligations listed in Section
2.20 of the Disclosure Schedule), and shall not have undertaken any of the foregoing subsequent to December 31, 1998;

                  (e) acquire, sell, lease, license or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the Ordinary Course of Business;

                  (f) mortgage or pledge any of its property or assets or subject any such assets to any Security Interest;

                  (g) discharge or satisfy any Security Interest or pay any obligation or liability other than in the Ordinary Course of Business;

                  (h) amend its Certificate of Incorporation or By-laws;

                  (i) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

                  (j) enter into, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any material contract or agreement;

                  (k) make or commit to make any capital expenditure in excess of $50,000 per item or $100,000 in the aggregate;

                  (l) institute or settle any Legal Proceeding;

                  (m) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied;

                  (n) take any action that would prevent the treatment of the Merger as a "pooling of interests" for accounting purposes; or

                  (o) agree in writing or otherwise to take any of the foregoing actions.

         4.5      ACCESS TO INFORMATION.

                  (a) Each of the Parties shall (and shall cause each subsidiary to) permit representatives of the other to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the other.

                  (b) Within 15 days after the end of each month ending prior to the Closing, beginning with May 15, 1999, the Company shall furnish to the Buyer an unaudited income statement for such month and a balance sheet as of the end of such month, prepared on a basis consistent with the Financial Statements. Such financial statements shall present fairly the financial condition and results of operations of the Company and the Subsidiaries on a consolidated basis as of the dates thereof and for the periods covered thereby, and shall be consistent with the books and records of the Company and the Subsidiaries.

                  (c) Each of the Parties (i) shall treat and hold as confidential any Confidential Information (as defined below), (ii) shall not use any of the Confidential Information except in connection with this Agreement, and (iii) if this Agreement is terminated for any reason whatsoever, shall return to the other all tangible embodiments (and all copies) thereof which are in its possession. For purposes of this Agreement, "Confidential Information" means any confidential or proprietary information of the parties (or any subsidiary thereof) that is furnished in writing by the other in connection with this Agreement and is labelled confidential or proprietary; PROVIDED, HOWEVER, that it shall not include any information (A) which, at the time of disclosure, is available publicly, (B) which, after disclosure, becomes available publicly through no fault of the receiving party hereunder, (C) which the receiving party knew or to which the receiving party had access prior to disclosure or (D) which the receiving party rightfully obtains from a source other than the other party hereunder.

         4.6      EXCLUSIVITY.

                  (a) The Company shall not, and the Company shall direct each of its officers, directors, employees, representatives and agents not to, directly or indirectly, (i) initiate, solicit, encourage or otherwise facilitate any inquiry, proposal, offer or discussion with any party (other than the Buyer) concerning any merger, consolidation, share exchange, sale of stock, sale of material assets or similar business transaction involving the Company, any Subsidiary or any division of the Company or any Subsidiary, (ii) furnish any non-public information concerning the business, properties or assets of the Company, any Subsidiary or any division of the Company to any party (other than the Buyer) in order to facilitate or encourage any effort or attempt by any such party to acquire the Company or (iii) engage in discussions or negotiations with any party (other than the Buyer) concerning any such transaction.

                  (b) The Company shall immediately notify any party with which discussions or negotiations of the nature described in paragraph (a) above were pending that the Company is terminating such discussions or negotiations. If the Company receives any inquiry, proposal or offer of the nature described in paragraph (a) above, the Company shall, within two business days after such receipt, notify the Buyer of such inquiry, proposal or offer, including the identity of the other party and the terms of such inquiry, proposal or offer.

         4.7 EXPENSES. Except as set forth in Article VI and the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, HOWEVER, that if the Merger is consummated, the Company and the Subsidiaries shall not incur more than an aggregate of $825,000 in legal, accounting and investment banking fees and expenses of Brobeck, Phleger & Harrison, LLP, PricewaterhouseCoopers, LLP and Broadview International LLC in connection with the Merger. Any expenses in excess of $825,000 shall be paid in Escrow Shares. The Parties agree to effectuate such payment in Escrow Shares by giving joint written instructions to the Escrow Agent in accordance with Section 4 of the Escrow Agreement.

         4.8 INDEMNIFICATION. The Buyer shall not, for a period of three years after the Effective Time, take any action to alter or impair any exculpatory or indemnification provisions now existing in the Certificate of Incorporation or By-laws of the Company for the benefit of any individual who served as a director or officer of the Company at any time prior to the Effective Time, except for any changes which may be required to conform with changes in applicable law and any changes which do not affect the application of such provisions to acts or omissions of such individuals prior to the Effective Time.

         4.9 AGREEMENTS FROM CERTAIN AFFILIATES OF THE COMPANY. Upon the execution of this Agreement, the Company shall provide to the Buyer a list of those persons who are, in the Company's reasonable judgment, Affiliates of the Company. The Company shall provide the Buyer such information and documents as the Buyer shall reasonably request for purposes of reviewing such list and shall notify the Buyer in writing regarding any change in the identity of its Affiliates prior to the Closing Date. In order to help ensure that the Merger will be accounted for as a "pooling of interests," that the issuance of and any resale of the Merger Shares will comply with the Securities Act and that the Merger will be treated as a tax-free reorganization, the Company shall use its Reasonable Best Efforts to deliver or cause to be delivered to the Buyer, as soon as practicable and in any case prior to the mailing of the Disclosure Statement (or, in the case of any person who becomes an Affiliate after such date, as soon as practicable after such person becomes an Affiliate), an Affiliate Agreement, in the form attached hereto as EXHIBIT B (an "Affiliate Agreement"), executed by each of its Affiliates. The Buyer shall be entitled to place appropriate legends on the certificates evidencing any Merger Shares to be issued to Affiliates of the Company, and to issue appropriate stop transfer instructions to the transfer agent for the Buyer Common Stock, setting forth restrictions on transfer consistent with the terms of the Affiliate Agreement.

         4.10 LOAN FROM BUYER. On or after June 15,1999, if the Company has received the Requisite Stockholder Approval, the Buyer shall make available to the Company, and fund within five (5) days of receipt of a request therefor, a loan in a principal amount up to $500,000, to be evidenced by a Promissory Note from the Company to Buyer in substantially the form attached hereto as EXHIBIT I (the "Promissory Note"). The Promissory Note shall bear interest at the rate of twelve percent (12%) per annum, which is the rate that the parties, after reasonable investigation, deem to be the then current market rate for such a loan; provided, however, that prior to the execution and delivery of the Promissory Note by the Company, such rate may be adjusted by the parties to the extent that it is determined that such rate no longer reflects the then current market rate and would as a result cause the Merger not to qualify as a "pooling of interests" for accounting purposes under Accounting Principles Board Opinion No. 16.

         4.11 CERTAIN BENEFIT PLANS. Subject to compliance with pooling of interest accounting treatment of the Merger, Buyer shall take reasonable actions as are necessary to allow eligible employees of the Company to participate in the benefit programs of Buyer, or alternative benefit programs substantially comparable to those applicable to employees of Buyer, as soon as practicable after the Effective Time.

         4.12 STOCK ISSUANCE BY BUYER. During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective

Time, except in connection with the transactions contemplated hereby, Buyer shall not, without the prior written consent of the Company (which consent shall not be unreasonably withheld by the Company), issue in excess of 1,000,000 shares of the capital stock of Buyer, except for such issuance (i) in an initial firm commitment underwritten offering of the Buyer's stock, pursuant to a registration statement on Form S-1 filed with and declared effective by the SEC,
(ii) upon the conversion or exercise of currently outstanding convertible or exercisable securities, (iii) as Merger Shares, (iv) for warrants or options to acquire Buyer's common stock issued in the Merger or (v) in an issuance or sale of Buyer's common stock (or options therefor) to employees, consultants and directors, directly or pursuant to a stock option plan or employee stock purchase plan.

         4.13 EXERCISE OF OPTIONS. As a condition to the exercise of an option to purchase Company Common Stock or Company Series A Preferred Stock by an optionholder pursuant to the Company's 1995 Stock Option/Stock Issuance Plan, the Company shall use its Reasonable Best Efforts to require such optionholder to sign a lock-up agreement substantially in the form attached hereto as EXHIBIT H.

                                    ARTICLE V

                      CONDITIONS TO CONSUMMATION OF MERGER

         5.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party to consummate the Merger are subject to this Agreement and the Merger having received the Requisite Stockholder Approval, this Agreement and the Merger having been approved and adopted by the requisite vote, if any, of the stockholders of the Buyer and Buyer and Company each having received substantially identical written opinions from their counsel, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

         5.2 CONDITIONS TO OBLIGATIONS OF THE BUYER AND THE TRANSITORY SUBSIDIARY. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction (or waiver by the Buyer) of the following additional conditions:

                  (a) the number of Dissenting Shares shall not exceed 5% of the number of outstanding Common Shares as of the Effective Time (calculated after giving effect to the conversion into Common Shares of all outstanding Preferred Shares);

                  (b) the Company and the Subsidiaries shall have obtained (and shall have provided copies thereof to the Buyer) all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2 which are required on the part of the Company or the Subsidiaries, except for any the failure of which to obtain or effect would not have a Company Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

                  (c) the representations and warranties of the Company set forth in the first sentence of Section 2.1 and in Section 2.3 and any representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified (other than those set forth in the first sentence of Section 2.1 and in Section 2.3) shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

                  (d) the Company shall have performed or complied with in all material respects its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                  (e) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have a Company Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

                  (f) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (the "Company Certificate") to the effect that the condition specified in Section 5.1 and clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Company or a Subsidiary) of this Section 5.2 is satisfied in all respects;

                  (g) each of the Company Stockholders who is not holding Dissenting Shares shall have executed and delivered to the Buyer an Investment Representation Letter in the form attached hereto as EXHIBIT C and the Buyer shall have no reason to believe that the statements set forth therein are not true and shall be reasonably satisfied that the issuance and sale of the Merger Shares is exempt from the registration requirements of the Securities Act;

                  (h) the Buyer shall have received a letter from PricewaterhouseCoopers LLP, independent accountants for the Buyer, in a form reasonably satisfactory to the Buyer, regarding its concurrence with the conclusion of the Buyer that the Buyer may treat the Merger as a "pooling of interests" for accounting purposes under Accounting Principles Board Opinion No. 16 if consummated in accordance with this Agreement;

                  (i) the Buyer shall have received from counsel to the Company an opinion with respect to the matters set forth in EXHIBIT D attached hereto, addressed to the Buyer and dated as of the Closing Date;

                  (j) the Buyer shall have received copies of the resignations, effective as of the Effective Time, of each director and officer of the Company and the Subsidiaries (other than any such resignations which the Buyer designates, by written notice to the Company, as unnecessary);

                  (k) the Buyer shall have received such other certificates and instruments (including without limitation certificates of good standing of the Company and the Subsidiaries in their jurisdiction of organization and the various foreign jurisdictions in which they are qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing; and

                  (l) the Buyer shall have entered into an Employment Agreement with Ronald Inman, Jeff Cravens, Richard Beedon and David Wogahn substantially in the form of EXHIBIT E attached hereto.

                  (m) all beneficial owners of Company Shares not holding Dissenting Shares shall have executed and delivered to Buyer a Lock-up Agreement substantially in the form of EXHIBIT H.

         5.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

                  (a) the Buyer shall have effected all of the registrations, filings and notices referred to in Section 4.2 which are required on the part of the Buyer, except for any which if not obtained or effected would not have a Buyer Material Adverse Effect or a material adverse effect on the ability of the Parties to consummate the transactions contemplated by this Agreement;

                  (b) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in the first sentence of Section 3.1 and Section
3.3 and any representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement that are not so qualified (other than those set forth in Section 3.1 and Section 3.3) shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Effective Time as though made as of the Effective Time, except to the extent such representations and warranties are specifically made as of a particular date or as of the date of this Agreement (in which case such representations and warranties shall be true and correct as of such date);

                  (c) each of the Buyer and the Transitory Subsidiary shall have performed or complied with in all material respect its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                  (d) no Legal Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement,
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) have a Buyer Material Adverse Effect, and no such judgment, order, decree, stipulation or injunction shall be in effect;

                  (e) the Buyer shall have delivered to the Company a certificate (the "Buyer Certificate") to the effect that each of the conditions specified in clauses (a) through (e) (insofar as clause (e) relates to Legal Proceedings involving the Buyer) of this Section 5.3 is satisfied in all respects;

                  (f) the Company shall have received from counsel to the Buyer and the Transitory Subsidiary an opinion with respect to the matters set forth in EXHIBIT F attached hereto, addressed to the Company and dated as of the Closing Date;

                  (g) the Company shall have received such other certificates and instruments (including without limitation certificates of good standing of the Buyer and the Transitory Subsidiary in their jurisdiction of organization and the various foreign jurisdictions where they are qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

                  (h) the Buyer shall have entered into an Employment Agreement with Ronald Inman, Jeff Cravens, Richard Beedon and David Wogahn substantially in the form of EXHIBIT E attached hereto.

                                   ARTICLE VI

                                 INDEMNIFICATION

         6.1 INDEMNIFICATION BY THE COMPANY STOCKHOLDERS. The Company Stockholders receiving the Merger Shares pursuant to Section 1.5 (the "Indemnifying Stockholders") shall indemnify the Buyer in respect of, and hold it harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation)

("Damages") incurred or suffered by the Surviving Corporation or the Buyer or any Affiliate thereof resulting from, relating to or constituting:

                  (a) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Company contained in this Agreement or the Company Certificate;

                  (b) any failure of any Company Stockholder to have good, valid and marketable title to the issued and outstanding Company Shares issued in the name of such Company Stockholder, free and clear of all Security Interests; or

                  (c) any claim by a stockholder or former stockholder of the Company, or any other person or entity, seeking to assert, or based upon: (i) ownership or rights to ownership of any shares of stock of the Company; (ii) any rights of a stockholder (other than the right to receive the Merger Shares pursuant to this Agreement or appraisal rights under the applicable provisions of the Delaware General Corporation Law), including any option, preemptive rights or rights to notice or to vote; (iii) any rights under the Certificate of Incorporation or By-laws of the Company; or (iv) any claim that his, her or its shares were wrongfully repurchased by the Company.

         6.2 INDEMNIFICATION BY THE BUYER. The Buyer shall indemnify the Indemnifying Stockholders in respect of, and hold them harmless against, any and all Damages incurred or suffered by the Indemnifying Stockholders resulting from, relating to or constituting any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Buyer or the Transitory Subsidiary contained in this Agreement or the Buyer Certificate.

         6.3      INDEMNIFICATION CLAIMS.

                  (a) A party entitled, or seeking to assert rights, to indemnification under this Article VI (an "Indemnified Party") shall give written notification to the party from whom indemnification is sought (an "Indemnifying Party") of the commencement of any suit or proceeding relating to a third party claim for which indemnification pursuant to this Article VI may be sought. Such notification shall be given within 20 business days after receipt by the Indemnified Party of notice of such suit or proceeding, and shall describe (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within 20 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party may only assume control of such defense if it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Damages for which the Indemnified Party shall be indemnified pursuant to this Article VI and (ii) the Indemnifying Party may not assume control of the defense of a suit or proceeding in which equitable relief is sought against the Indemnified Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed; provided that the consent of the Indemnified Party shall not be required if the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment has no other adverse effect on the Indemnified Party. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

                  (b) In order to seek indemnification under this Article VI, an Indemnified Party shall give written notification (a "Claim Notice") to the Indemnifying Party which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner provided in paragraph (c) below) in the amount of such Damages. If the Indemnified Party is the Buyer, the Indemnifying Party shall deliver a copy of the Claim Notice to the Escrow Agent.

                  (c) Within 20 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer; provided that if the Indemnified Party is the Buyer, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate value equal to the Claimed Amount), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer; provided that if the Indemnified Party is the Buyer, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to distribute to the Buyer such number of Escrow Shares as have an aggregate value equal to the Agreed Amount) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall follow the procedures set forth in Section 6.3(d) for the resolution of such dispute (a "Dispute").

                  (d) During the 60-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 60-day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to a mutually acceptable alternative dispute resolution procedure (which may be non-binding or binding upon the parties, as they agree in advance) (the "ADR Procedure"). In the event the Indemnifying Party and the Indemnified Party agree upon an ADR Procedure, such parties shall, in consultation with the chosen dispute resolution service (the "ADR Service"), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. The provisions of this
Section 6.3(d) shall not obligate the Indemnifying Party and the Indemnified Party to pursue an ADR Procedure or prevent either such party from pursuing the Dispute in a court of competent jurisdiction; provided that, if the Indemnifying Party and the Indemnified Party agree to pursue an ADR Procedure, neither the Indemnifying Party nor the Indemnified Party may commence litigation or seek other remedies with respect to the Dispute prior to the completion of such ADR Procedure. Any ADR Procedure undertaken by the Indemnifying Party and the Indemnified Party shall be considered a compromise negotiation for purposes of federal and state rules of evidence, and all statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Indemnifying Party, the Indemnified Party or the ADR Service shall be treated as confidential and, where appropriate, as privileged work product. Such statements, offers, opinions and disclosures shall not be discoverable or admissible for any purposes in any litigation or other proceeding relating to the Dispute (provided that this sentence shall not be construed to exclude from discovery or admission any matter that is otherwise discoverable or admissible). The fees and expenses of any ADR Service used by the Indemnifying Party and the Indemnified Party shall be shared equally by the Indemnifying Party and the Indemnified Party. If the Indemnified Party is the Buyer, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, promptly following the resolution of the Dispute (whether by mutual agreement, pursuant to an ADR Procedure, as a result of a judicial decision or otherwise), a written notice executed by both parties instructing the Escrow Agent as to what (if any) portion of the Escrow Shares shall be distributed to the Buyer and/or the Indemnifying Stockholders (which notice shall be consistent with the terms of the resolution of the Dispute).

                  (e) Notwithstanding the other provisions of this Section 6.3, if a third party asserts (other than by means of a lawsuit) that an Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which such Indemnified Party may be entitled to indemnification pursuant to this Article VI, and such Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then (i) such Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) such Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and (iii) such Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

                  (f) For purposes of this Section 6.3 and the last two sentences of Section 6.4, (i) if the Indemnifying Stockholders comprise the Indemnifying Party, any references to the Indemnifying Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 6.3 or Section 6.4) shall be deemed to refer to the Indemnification Representatives, and (ii) if the Indemnifying Stockholders comprise the Indemnified Party, any references to the Indemnified Party (except provisions relating to an obligation to make or a right to receive any payments provided for in Section 6.3 or Section 6.4) shall be deemed to refer to the Indemnification Representatives. The Indemnification Representatives shall have full power and authority on behalf of each Indemnifying Stockholder to take any and all actions on behalf of, execute any and all instruments on behalf of, and execute or waive any and all rights of, the Indemnifying Stockholders under this
Article VI. The Indemnification Representatives shall have no liability to any Indemnifying Stockholder for any action taken or omitted on behalf of the Indemnifying Stockholders pursuant to this Article VI.

         6.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement, the Company Certificate or the Buyer Certificate shall (a) survive the Closing and any investigation at any time made by or on behalf of an Indemnified Party and (b) shall expire on the earlier to occur of the first anniversary of the Closing Date or the issuance of the first independent audit report on the Buyer's financial statements after the Closing, which financial statements include the financial results of the Company. If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty (an "Expected Claim Notice"), then such representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party; and if the Indemnified Party has delivered a copy of the Expected Claim Notice to the Escrow Agent and Escrow Shares have been retained in escrow after the Termination Date (as defined in the Escrow Agreement) with respect to such Expected Claim Notice, the Indemnifying Party and the Indemnified Party shall promptly deliver to the Escrow Agent a written notice executed by both parties instructing the Escrow Agent to distribute such retained Escrow Shares to the Indemnifying Stockholders in accordance with the terms of the Escrow Agreement.

         6.5      LIMITATIONS.

                  (a) Neither the Indemnifying Stockholders nor the Buyer shall be liable under this Article VI unless and until the aggregate Damages for which they or it would otherwise be liable exceed $250,000 (at which point the Indemnifying Stockholders and the Buyer, as the case may be, shall become liable for the aggregate Damages up to the maximum set forth in the next sentence, and not just amounts in excess of $250,000). Except as otherwise set forth herein, the aggregate liability of the Indemnifying Stockholders, on the one hand, and the Buyer, on the other hand, for Damages under this Article VI shall not exceed an amount equal to the Escrow Amount.

                  (b) The Escrow Agreement is intended to secure the indemnification obligations of the Indemnifying Stockholders under this Agreement and shall be the sole source of recovery for Damages to the Buyer arising from any claim hereunder (other than Damages due to fraud or willful misrepresentation).

                  (c) Except with respect to claims based on fraud or willful misrepresentation, after the Closing, the rights of the Indemnified Parties under this Article VI and the Escrow Agreement shall be the exclusive remedy of the Indemnified Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement.

                  (d) No Indemnifying Stockholder shall have any right of contribution against the Company or the Surviving Corporation with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

                                   ARTICLE VII

                               REGISTRATION RIGHTS

         7.1 REGISTRATION OF SHARES. The Buyer shall file with the SEC within 120 days after the Closing Date a registration statement on Form S-1 covering the resale to the public by the Company Stockholders of up to 50% of the Merger Shares (the "Stockholder Registration Statement"). The Buyer shall use its Reasonable Best Efforts to cause the Stockholder Registration Statement to be declared effective by the SEC upon the earlier of the 180th day after the effective date of the Buyer's prospectus for its initial public offering or such date as any of Raymond V. Sozzi, Jr., Marc Turtletaub, Greylock IX Limited Partnership, or the Princeton Review, L.L.C. shall sell (other than in an underwritten secondary offering of Buyer Common Stock) greater than 1% of the then outstanding shares of capital stock of the Buyer. The Buyer shall use its Reasonable Best Efforts to cause the Stockholder Registration Statement to remain effective until the date 12 months after the Closing Date or such earlier time as all of the Merger Shares covered by the Stockholder Registration Statement have been sold pursuant thereto.

         7.2      LIMITATIONS ON REGISTRATION RIGHTS.

                  (a) The Buyer may, by written notice to the Company Stockholders, (i) delay the filing or effectiveness of the Stockholder Registration Statement or (ii) suspend the Stockholder Registration Statement after effectiveness and require that the Company Stockholders immediately cease sales of shares pursuant to the Stockholder Registration Statement, in the event that (A) the Buyer determines that information required to be included in the financial statements comprising a portion of the Registration Statement is not yet available, or (B) the Buyer is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Buyer desires to keep confidential for business reasons, if the Buyer determines in good faith that the public disclosure requirements imposed on the Buyer under the Securities Act in connection with the Stockholder Registration Statement would require disclosure of such activity, transaction, preparations or negotiations. In no event shall Buyer suspend the Stockholder Registration Statement or delay the filing or effectiveness of the Stockholder Registration Statement in accordance with the foregoing provisions (a) for periods in excess of 90 days in the aggregate and (b) unless the members of the Board of Directors of Buyer on the date thereof, agree not to sell, hypothecate or otherwise dispose of, either directly or indirectly, any of their shares of capital stock of Buyer during the period of suspension or delay. In such event, Buyer agrees that it will suspend any secondary offering it may be engaged in until any such delay or suspension has ended. In addition, if at any time during the 12-month period following the Closing Date, the Buyer offers to the Company Stockholders the opportunity to include their Merger Shares in any underwritten secondary offering of Buyer Common Stock on a pro rata basis with other stockholders including shares of Buyer Common Stock therein (which, if such offer is accepted by a Company Stockholder, shall be Merger Shares in excess of the 50% thereof referred to in Section 7.1), then the Buyer's obligations to file and/or maintain the effectiveness of the Stockholder Registration Statement shall be suspended until the expiration of the underwriters' lock-up period imposed with respect to such underwritten secondary offering.

                  (b) If the Buyer delays or suspends the Stockholder Registration Statement or requires the Company Stockholders to cease sales of shares pursuant to paragraph (a) above, the Buyer shall, as promptly as practicable following the termination of the circumstance which entitled the Buyer to do so, notify the Company Stockholders of such termination and take such actions as may be necessary to file or reinstate the effectiveness of the Stockholder Registration Statement and/or give written notice to all Company Stockholders authorizing them to resume sales pursuant to the Stockholder Registration Statement. If as a result thereof the prospectus included in the Stockholder Registration Statement has been amended to comply with the requirements of the Securities Act, the Buyer shall enclose such revised prospectus with the notice to Company Stockholders given pursuant to this paragraph (b), and the Company Stockholders shall make no offers or sales of shares pursuant to the Stockholder Registration Statement other than by means of such revised prospectus. Moreover, if the Buyer delays or suspends the Stockholder Registration Statement or requires the Company Stockholders to cease sales of shares pursuant to clause (i) of paragraph (a) above, the Buyer shall permit each Company Stockholder to include in a registration statement filed by the Buyer during such period any Merger Shares that would have been included in the Stockholder Registration Statement, subject to the right of the Buyer to limit the number of Merger Shares to be included in a registration statement relating to a underwritten offering of securities of the Buyer if the managing underwriter of such offering determines that the inclusion of such shares in such offering would adversely affect the marketability of such offering.

         7.3      REGISTRATION PROCEDURES.

                  (a) In connection with the filing by the Buyer of the Stockholder Registration Statement, the Buyer shall furnish to each Company Stockholder a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act.

                  (b) The Buyer shall use its best efforts to register or qualify the Merger Shares covered by the Stockholder Registration Statement under the securities laws of each state of the United States; PROVIDED, HOWEVER, that the Buyer shall not be required in connection with this paragraph (b) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

                  (c) If the Buyer has delivered preliminary or final prospectuses to the Company Stockholders and after having done so the prospectus is amended or supplemented to comply with the requirements of the Securities Act, the Buyer shall promptly notify the Company Stockholders and, if requested by the Buyer, the Company Stockholders shall immediately cease making offers or sales of shares under the Stockholder Registration Statement and return all prospectuses to the Buyer. The Buyer shall promptly provide the Company Stockholders with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Company Stockholders shall be free to resume making offers and sales under the Stockholder Registration Statement.

                  (d) The Buyer shall pay the expenses incurred by it in complying with its obligations under this Article VII, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Buyer, and fees and expenses of accountants for the Buyer, but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Company Stockholders in connection with sales under the Stockholder Registration Statement and (ii) the fees and expenses of any counsel retained by Company Stockholders.

         7.4 REQUIREMENTS OF COMPANY STOCKHOLDERS. The Buyer shall not be required to include any Merger Shares in the Stockholder Registration Statement unless:

                  (a) the Company Stockholder owning such shares furnishes to the Buyer in writing such information regarding such Company Stockholder and the proposed sale of Merger Shares by such Company Stockholder as the Buyer may reasonably request in writing in connection with the Stockholder Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities;

                  (b) such Company Stockholder shall have provided to the Buyer its written agreement:

                           (i)      to indemnify the Buyer and each of its
directors and officers against, and hold the Buyer and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorneys fees) to which the Buyer or such directors and officers may become subject by reason of any statement or omission in the Stockholder Registration Statement made in reliance upon, or in conformity with, a written statement by such Company Stockholder furnished pursuant to this
Section 7.4; and

                           (ii)     to report to the Buyer sales made pursuant
to the Stockholder Registration Statement.

         7.5 INDEMNIFICATION. The Buyer agrees to indemnify and hold harmless each Company Stockholder whose shares are included in the Stockholder Registration Statement against any losses, claims, damages, expenses or liabilities to which such Company Stockholder may become subject by reason of any untrue statement of a material fact contained in the Stockholder Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished to the Buyer by or on behalf of a Company Stockholder for use in the Stockholder Registration Statement. The Buyer shall have the right to assume the defense and settlement of any claim or suit for which the Buyer may be responsible for indemnification under this
Section 7.5.

         7.6 ASSIGNMENT OF RIGHTS. A Company Stockholder may not assign any of its rights under this Article VII except in connection with the transfer of some or all of his, her or its Merger Shares to a child or spouse, or trust for their benefit or, in the case of a partnership, to the partners of such partnership pursuant to a pro rata distribution, PROVIDED each such transferee agrees in a written instrument delivered to the Buyer to be bound by the provisions of this Article VII.

                                  ARTICLE VIII

                                   TERMINATION

         8.1 TERMINATION OF AGREEMENT. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval), as provided below:

                  (a) the Parties may terminate this Agreement by mutual written consent;

                  (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (c) or (d) of Section 5.2 not to be satisfied and (ii) is not cured within 20 days following delivery by the Buyer to the Company of written notice of such breach;

                  (c) the Company may terminate this Agreement by giving written notice to the Buyer in the event the Buyer or the Transitory Subsidiary is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (c) or (d) of Section 5.3 not to be satisfied and (ii) is not cured within 20 days following delivery by the Company to the Buyer of written notice of such breach;

                  (d) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before July 15, 1999 by reason of the failure of any condition precedent under Section 5.1 or 5.2 hereof (unless the failure results primarily from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement); or

                  (e) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before July 15, 1999 by reason of the failure of any condition precedent under Section 5.1 or 5.3 hereof (unless the failure results primarily from a breach by the Company of any representation, warranty or covenant contained in this Agreement).

         8.2 EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 8.1, all obligations of the Parties hereunder shall terminate (except those created pursuant to Section 4.5(c) hereof) without any liability of any Party to any other Party (except for any liability of any Party for willful breaches of this Agreement).

                                   ARTICLE IX

                                   DEFINITIONS

         For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.

         Defined Term                                 Section
         ------------                                 -------

         ADR Procedure                                6.3(d)
         ADR Service                                  6.3(d)
         Affiliate                                    2.15(a)(vi)
         Affiliate Agreement                          4.10
         Agreed Amount                                6.3(c)
         Buyer                                        Introduction
         Buyer Certificate                            5.3(f)
         Buyer Common Stock                           1.5(a)
         Buyer Material Adverse Effect                3.1
         Buyer Reports                                3.5
         CERCLA                                       2.23(a)
         Certificates                                 1.7(a)
         Certificate of Merger                        1.1
         Claim Notice                                 6.3(b)
         Claimed Amount                               6.3(b)
         Closing                                      1.2
         Closing Date                                 1.2
         Code                                         1.12
         Common Conversion Ratio                      1.5(c)
         Common Shares                                1.5(a)
         Company                                      Introduction
         Company Certificate                          5.2(f)
         Company Intellectual Property                2.13(a)
         Company Material Adverse Effect              2.1
         Company Shares                               1.5(b)
         Company Stockholder                          1.5(c)
         Confidential Information                     4.5(c)
         Controlling Party                            6.3(a)
         Customer Deliverables                        2.13(a)

         Damages                                      6.1
         Disclosure Schedule                          Article II
         Disclosure Statement                         4.3(a)
         Disposition                                  1.13
         Dispute                                      6.3(c)
         Dissenting Shares                            1.6(a)
         Effective Time                               1.1
         Employee Benefit Plan                        2.22(a)(i)
         Environmental Law                            2.23(a)
         ERISA                                        2.22(a)(ii)
         ERISA Affiliate                              2.22(a)(iii)
         Escrow Agreement                             1.3
         Escrow Agent                                 1.3
         Escrow Shares                                1.5(c)
         Expected Claim Notice                        6.4
         Exchange Act                                 2.15(a)(vi)
         Exchange Agent                               1.3
         Financial Statements                         2.6
         GAAP                                         2.6
         Governmental Entity                          2.4
         Indemnification Representatives              1.3
         Indemnified Party                            6.3(a)
         Indemnifying Party                           6.3(a)
         Indemnifying Stockholders                    6.1
         Initial Shares                               1.5(c)
         Intellectual Property                        2.13(a)
         Intended Uses                                2.11(a)
         Internal Systems                             2.13(a)
         Legal Proceeding                             2.19
         Lock-up Period                               1.13
         Lock-up Securities                           1.13
         Materials of Environmental Concern           2.23(b)
         Merger                                       1.1
         Merger Shares                                1.5(c)
         Most Recent Balance Sheet                    2.8
         Most Recent Balance Sheet Date               2.6
         Non-controlling Party                        6.3(a)
         Options                                      1.9(a)
         Ordinary Course of Business                  2.4
         Parties                                      Introduction
         Permits                                      2.26
         Preferred Conversion Ratio                   1.5(c)
         Preferred Shares                             1.5(b)
         Promissory Note                              4.10
         Reasonable Best Efforts                      4.1
         Registration Statement                       1.13
         Response                                     6.3(c)

         Requisite Stockholder Approval               2.3
         SEC                                          3.5
         SEC Documents                                3.5
         Securities Act                               1.9(c)
         Security Interest                            2.4
         Software                                     2.13(e)
         Stockholder Registration Statement           7.1
         Subsidiary                                   2.5(a)
         Surviving Corporation                        1.1
         Taxes                                        2.9(a)(i)
         Tax Returns                                  2.9(a)(ii)
         Transitory Subsidiary                        Introduction
         Value                                        6.3(c)
         Warrants                                     1.9(d)
         Year 2000 Compliant                          2.13(h)


                                    ARTICLE X

                                  MISCELLANEOUS

         10.1 PRESS RELEASES AND ANNOUNCEMENTS. No Party shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or stock market regulation (in which case the disclosing Party shall use reasonable efforts to advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

         10.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that (a) the provisions in Article I concerning issuance of the Merger Shares, Article VI concerning indemnification are intended for the benefit of the Company Stockholders and (b) the provisions in Section 4.9 concerning indemnification are intended for the benefit of the individuals specified therein and their successors and assigns and (c) notwithstanding anything to the contrary set forth herein, the provisions contained in Article VII concerning registration rights may not be amended following the Effective Time without the written consent of the holders of a majority of the Merger Shares issued in the Merger.

         10.3 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, with respect to the subject matter hereof; provided that the Mutual Non-disclosure Agreement dated February 4, 1999 between the Buyer and the Company shall remain in effect in accordance with its terms.

         10.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

         10.5 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

         10.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

         If to the Company:                      Copy to:
         ------------------                      --------

         University Netcasting, Inc.             Brobeck, Phleger & Harrison LLP
         2035 Corte Del Noga, Suite 105          550 West C Street, Suite 1300
         Carlsbad, CA 92009                      San Diego, CA 92101
         Attn: Mr. Richard Beedon                Attn: John A. Denniston, Esq.

         If to the Buyer or
         ------------------
         the Transitory Subsidiary:              Copy To:
         --------------------------              --------

         Student Advantage, Inc.                 Hale and Dorr LLP
         280 Summer Street                       60 State Street
         Boston, MA 02210                        Boston, MA 02109
         Attn: Mr. Raymond Sozzi                 Attn: Mark G. Borden, Esq.

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

         10.9 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; PROVIDED, HOWEVER, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to any restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by any Party with respect to any default, misrepresentation or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforce ability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         10.11 SUBMISSION TO JURISDICTION. Each of the Parties (a) submits to the jurisdiction of any state or federal court sitting in Boston, Massachusetts in any action or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, and (c) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect thereto. Any Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 10.7. Nothing in this Section 10.11, however, shall affect the right of any Party to serve legal process in any other manner permitted by law.

         10.12    CONSTRUCTION.

                  (a) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

                  (b) Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


                                  Student Advantage, Inc.

                                  By: /s/ Raymond V. Sozzi, Jr.
                                      ------------------------------------------

                                  Title: President and Chief Executive Officer
                                         ---------------------------------------


                                  SA Acquisition I, Inc.

                                  By:  /s/ Raymond V. Sozzi, Jr.
                                      ------------------------------------------

                                  Title: President and Chief Executive Officer
                                         ---------------------------------------


                                  University Netcasting, Inc.

                                  By: /s/ Richard Beedon
                                      ------------------------------------------

                                  Title: President and Chief Executive Officer
                                         ---------------------------------------


         The undersigned, being the duly elected Secretary of the Transitory Subsidiary, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of the Transitory Subsidiary entitled to vote on this Agreement.

                                  /s/ Christopher B. Andrews
                                  ----------------------------------------------
                                  Christopher B. Andrews

         The undersigned, being the duly elected Secretary of the Company, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding Company Shares entitled to vote on this Agreement.


                                  ----------------------------------------------
                                  David Wogahn


               [1st Signature Page to the Student Advantage, Inc./
            University Netcasting, Inc. Agreement and Plan of Merger]

                                  Company Stockholders:


                                  ----------------------------------------------
                                  [NAME]


                                  ----------------------------------------------
                                  [NAME]


                                  ----------------------------------------------
                                  [NAME]


















               [2nd Signature Page to the Student Advantage, Inc./
            University Netcasting, Inc. Agreement and Plan of Merger]